Exhibit 10.81



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                             VOTING TRUST AGREEMENT


     This Agreement is entered into as of this 8th day of November, 1995, by and between Thomas F. Reiner ("Trustee") and Arbora, A.G. (the "Investor") who holds Four Million Seven Hundred Sixty One Thousand Eight Hundred Forty Two (4,761,842) shares of the common stock, $0.002 par value (the "Stock") of Sparta Surgical Corporation, a Delaware corporation (the "Company") and who holds warrants to purchase an additional 500,000 shares of the Stock. The Investor believes that the establishment of this voting trust will promote the stability and continuity of management and the policies of the Company and it is deemed to be mutually advantageous that the Trustee shall have the voting power of the shares of the Stock held by the Investor.

     In order to induce the Investor to make certain investments in the Company, the parties hereby agree as follows:

     1. Delivery of Shares. The Investor agrees that the certificate or certificates representing the Stock owned by it now or hereafter shall held by the Trustee and that such Stock shall be registered in the name of the Trustee. If the Company shall pay a stock dividend or effect a stock split, any additional shares issued with respect to the Stock deposited hereunder shall be deposited and registered in the name of the Trustee.

     2. Trustee's Agreement. The Trustee shall hold in trust for the benefit of the Investor, upon the terms and conditions set forth herein, the shares of Stock deposited with the Trustee hereunder (the "Deposited Shares").

     3. Voting Trust Certificates. The Trustee shall, upon receipt of any Deposited Shares, issue a Voting Trust Certificate to represent such Deposited Shares. The form of Voting Trust Certificate shall be as determined from time to time by the Trustee. Subject to such reasonable rules as the Trustee may prescribe from time to time, the Voting Trust Certificates, and the beneficial interests in the shares represented thereby, shall be transferable upon the books of the Trustee upon surrender of the Voting Trust Certificate duly endorsed by the holder, or assigned for transfer. Until so transferred, the Trustee may treat as the owner for all purposes the person registered on the books of the Trustee as the holder of a Voting Trust Certificate. Every transferee of a Voting Trust Certificate, by acceptance thereof, shall become a party hereto, and included in the term "Investor".

     4. Transfer Records. During the term of this agreement, the Trustee shall keep a record of the names and addresses of all Voting Trust Certificate holders, the number of shares of Stock held by each, and the correct books of account of all matters relating to the Deposited Shares. These records shall be made available for inspection by the Voting Trust Certificate holders. The books of transfer of Voting Trust Certificates may be closed by the Trustee at any time in anticipation of a dividend or other distribution or for any other purpose which the Trustee considers proper.


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     5.  Term.  This  agreement  shall  be  perpetual  in  duration  and  may be terminated only by (i) the cancellation of the Deposited Shares on the books of the Company upon their surrender thereto; or (ii) the written consent of the
Trustee   together  with  all  of  the   registered   holders  of  Voting  Trust
Certificates.

     6. Cash Dividends. Each holder of a Voting Trust Certificate shall be entitled to receive payments equal to the cash dividends received by the Trustee with respect to the Deposited Shares represented by the Investor's Voting Trust Certificate. The Trustee may instruct the Company to have such dividends paid directly to the registered holder of the Voting Trust Certificates.

     7. Proxy; Limitation on Power to Transfer Deposited Shares. The Trustee shall be entitled in his discretion to exercise in person or by proxy any and all of the voting rights and powers of the absolute owners of the Deposited Shares, including the right to consent to or vote for any merger, transfer of all or substantially all of the assets of the Company, or any readjustment of the capital structure of the Company, whether or not any such transaction has the effect of transferring control of the Company. The Trustee shall have no right or power to sell, assign, pledge, encumber or otherwise transfer the Deposited Shares other than to the holders of the Voting Trust Certificates upon the termination of this trust.

     8. Limited Liability of Trustee; Interest in Transactions. The Trustee will exercise his best judgement, but assumes no responsibility in respect of any action taken by him and shall incur no responsibility as stockholder, trustee or otherwise by reason of any error of law or of any matter or anything done or omitted to be done under this agreement, except for his own intentional misconduct. The Trustee may become interested, individually or in another capacity in the Company as a stockholder, director, officer or otherwise and in such connection may receive compensation from the Company in the form of salary or in any other manner, as though he were not a Trustee hereunder.

     9. Notices. All notices to holders of Voting Trust Certificates shall be given by mail at the address furnished by the holders to the Trustee, and such mailing shall be the only notice required to be given to holders of Voting Trust Certificates hereunder.

     10. Indemnification of Trustee. The Trustee shall not be entitled to any compensation for his services. The holders of the Voting Trust Certificates agree to keep the Trustee indemnified and exonerated against all cost, loss and liability arising as a result of the Trustee's performance of his powers hereunder. Until fully reimbursed and indemnified, the Trustee shall be entitled to reimbursement and indemnity out of the Deposited Shares.


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     11.  Legend.  The  certificates  evidencing  Stock  held by the  Company on account of the holder of any Voting Trust Certificate shall be conspicuously stamped or otherwise imprinted with a legend in substantially the following form:

               "The securities represented by this certificate are subject to the terms of the Voting Trust Agreement by and among the original holders of such securities and the Trustee of such agreement. A copy of such agreement will be furnished without charge by the Company to the holder of this certificate upon the holder's written request."

     12.  Miscellaneous.   This  agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original and the same instrument.

                                                        TRUSTEE:

                                                        /s/ Thomas F. Reiner
                                                        -----------------------
                                                        Thomas F. Reiner

                                                        INVESTOR:
                                                        ARBORA, A.G.

                                                        /s/ Ulrich W. Rud
                                                        -----------------------
                                                        Ulrich W. Rud, Partner

                                                        /s/ Rudolph O. Hugi
                                                        -----------------------
                                                        Rudolph O. Hugi, Partner


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